Exhibit 107

Calculation of Filing Fee Tables

FORM S-3

(Form Type)

ACRES Commercial Realty Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid (Primary)
	Equity	Common Stock(3)	457(o)		(1)		(2)		(1)(2)(8)(9)	0.0001476		(2)
	Equity	Preferred Stock (3)	457(o)		(1)		(2)		(1)(2)(8)(9)	0.0001476		(2)
	Other	Depositary Shares(4)	457(o)		(1)		(2)		(1)(2)(8)(9)	0.0001476		(2)
	Other	Warrants(5)	457(o)		(1)		(2)		(1)(2)(8)(9)	0.0001476		(2)
	Debt	Debt Securities(6)	457(o)		(1)		(2)		(1)(2)(8)(9)	0.0001476		(2)
	Other	Units(7)	457(o)		(1)		(2)		(1)(2)(8)(9)	0.0001476		(2)
	Unallocated (Universal) Shelf	-	457(o)	N/A		Unallocated (Universal) Shelf		$265,000,000	(10)	0.0001476	$39,114	(10)
Fees to Be Paid (Secondary)
	Equity	Common Stock	Other(11)	671,110		$13.36	(11)	$8,966,029.60		0.0001476	$1,323.39		—	—	—	—
Fees Previously Paid	-	-	-	-		-		-		-	-
Carry Forward Securities
Carry Forward Securities
	Equity	Common Stock(3)	415(a)(6)		(1)		(2)		(1)(2)(8)(9)	0.0001091				333-254315	4/20/2021
	Equity	Preferred Stock (3)	415(a)(6)		(1)		(2)		(1)(2)(8)(9)	0.0001091				333-254315	4/20/2021
	Other	Depositary Shares(4)	415(a)(6)		(1)		(2)		(1)(2)(8)(9)	0.0001091				333-254315	4/20/2021
	Other	Warrants(5)	415(a)(6)		(1)		(2)		(1)(2)(8)(9)	0.0001091				333-254315	4/20/2021
	Debt	Debt Securities(6)	415(a)(6)		(1)		(2)		(1)(2)(8)(9)	0.0001091				333-254315	4/20/2021
	Other	Units(7)	415(a)(6)		(1)		(2)		(1)(2)(8)(9)	0.0001091				333-254315	4/20/2021
	Unallocated (Universal) Shelf	-	415(a)(6)	N/A		Unallocated (Universal) Shelf		$435,000,000	(10)	0.0001091	N/A		S-3	333-254315	4/20/2021	$47,458.50	(10)

	Total Offering Amounts							$708,966,029.60			$40,437.93
	Total Fees Previously Paid
	Total Fee Offsets										-
	Net Fee Due										$40,437.93

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date

(1)	Subject to Note 9 below, includes an indeterminate number of securities at indeterminate prices that may be issued from time to time in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

(2)	Not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder.

(3)	Subject to Note 9 below, there is being registered hereunder an indeterminate number of shares of common stock or preferred stock from time to time separately or as units in combination with other securities registered hereunder.

(4)	Subject to Note 9 below, there is being registered hereunder an indeterminate number of depositary shares, each of which will be issued under a deposit agreement, will represent an interest in a fractional share of preferred stock and will be evidenced by a depositary receipt.

(5)	Subject to Note 9 below, there is being registered hereunder an indeterminate number of warrants as may be sold, from time to time separately or as units in combination with other securities registered hereunder, representing rights to purchase common stock or preferred stock.

(6)	Subject to Note 9 below, with respect to debt securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate price to investors not to exceed $700,000,000.

(7)	Subject to Note 9 below, there is being registered hereunder an indeterminate number of units. Each unit may consist of a combination of any one or more of the securities being registered hereunder.

(8)	The proposed maximum offering price per security will be determined from time to time by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.

(9)	In no event will the aggregate offering price of all securities newly issued from time to time pursuant to this registration statement exceed $700,000,000.

(10)	The Registrant previously registered $700,000,000 in aggregate offering price of securities in a primary offering pursuant to the Registration Statement on Form S-3 (No. 333-254315) filed with the SEC on March 16, 2021 and declared effective on April 20, 2021 (the “2021 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $435,000,000 in aggregate offering price of securities that were initially registered in the 2021 Registration Statement and remain unsold (the “Unsold Securities”). The Registrant previously paid a filing fee of $47,458.50 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2021 Registration Statement). A filing fee of $40,437.93 is being paid herewith with respect to (a) the $265,000,000 of securities registered hereunder, and (b) 671,110 shares of common stock registered for resale by the selling stockholder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any Unsold Securities pursuant to the 2021 Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the 2021 Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of securities to be registered on this Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the 2021 Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(11)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices reported for the registrant’s common stock on the New York Stock Exchange on March 27, 2024.